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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                                            Year Ended December 31,
                                                                               --------------------------------------------------
                                                                                     1998             1997             1996
                                                                               ----------------  ---------------  ---------------
                                                                                             (Dollars in thousands)
Net  (Loss) Income Available to Common Shareholders:
  Net Income.................................................................      $  (201,659)      $   15,164        $    4,967
  Redeemable Preferred Stock Dividends.......................................             (417)          (1,604)                0
                                                                                   -----------       ----------        ----------
                                                                                   $  (202,076)      $   13,560        $    4,967
                                                                                   -----------       ----------        ----------
Weighted Average Number of Shares:
  Average common shares outstanding..........................................       10,676,685        7,569,808         4,638,926
  Common share equivalents resulting from assumed exercise of
    stock options............................................................               --          449,491             8,142
                                                                                   -----------       ----------        ----------
                                                                                    10,676,685        8,019,299         4,647,068
(Loss) Earnings per common share.............................................          $(18.93)           $1.69             $1.07
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